Our strategic plan aims to drive top- and bottom-line growth, with cash flow reinvested in high-return opportunities Increase new business signings; sustain renewal rates Drive topline growth over time Reduce margin volatility; deliver cost transformation Fund investments and drive margin expansion Large and growing market opportunity; target areas of focus Focus portfolio on businesses with most attractive return profiles Revenue Goals Margin Goals Organic and inorganic investments Simplify, standardize, and streamline operations Turnaround areas of underperformance Future Performance Drivers 2019+ Acceleration Continued margin expansion at market levels Accelerating growth 2017 Renewal and Refocus Strong expansion through transformation Rate of decline similar to 2016 levels 2018 Stabilization Flat / Positive Momentum Strong expansion through transformation Exhibit 99.1

Post Close Financial Policies Committed to targeting ratings-unadjusted leverage of 2.5-3.0x Portfolio focus and cost reduction initiatives to drive EBITDA growth and reduce leverage over time Cash flow from operations used for business investment, tuck-in acquisitions and scheduled debt repayments No immediate plans to pay common dividends or repurchase shares Maintain strong relationships and open communication with financial community, rating agencies and banks